Exhibit 99.1

22nd Century Group Names Henry Sicignano III Chief Executive Officer

March 03, 2015 12:46 PM Eastern Standard Time

CLARENCE, N.Y. - 22nd Century Group, Inc. (NYSE MKT: XXII) announced today that Henry Sicignano III has been named to the position of Chief Executive Officer. Mr. Sicignano will continue to serve as the Company’s President and will remain on the Board of Directors.

“The Board of Directors has had the opportunity to work directly with Henry over the past few months and is convinced that there is no better person to lead the company forward,” said James W. Cornell, Chairman of the Board of Directors. “Henry is a proven leader with outstanding business development skills, strategic vision and the ability to bring people together. His vision for how 22nd Century will monetize the Company’s proprietary technologies is exactly what 22nd Century needs at this exciting stage in the Company’s growth.”

Since joining the Company as President in 2010, Mr. Sicignano has spearheaded major initiatives across a range of business areas, recently establishing a strategic partnership with Smoker Friendly International, the nation’s largest dealer network of cigarette stores, and securing contract manufacturing and distribution agreements to launch the Company’s MAGIC® brand of cigarettes in Europe. Going forward, Mr. Sicignano has defined 22nd Century’s top priorities as: establishing multi-year international sales contracts for the Company’s proprietary tobacco products (with immediate focus on Asia); submitting to the FDA a Modified Risk Application for the Company’s Brand A very low nicotine cigarettes; and identifying a joint venture partner to fund Phase III clinical trials for X-22, the Company’s smoking cessation aid in development.

“22nd Century is in the rare position of having a virtual monopoly around the nicotine biosynthetic pathway in the tobacco plant; I am honored and tremendously excited to have been chosen to lead the Company as we begin to commercialize our extraordinary IP portfolio,” Mr. Sicignano said. “As the tobacco industry begins a true paradigm shift toward the development and commercialization of reduced-risk tobacco products, 22nd Century is uniquely positioned to become a key player in both the smoking harm reduction and the smoking cessation markets. A key part of my job will be to seize these opportunities by focusing our management team and the Company’s business development investments on our technology’s most important commercial applications.”

For additional information about 22nd Century Group, please visit: www.xxiicentury.com

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company whose proprietary technology allows for the levels of nicotine and other nicotinic alkaloids (e.g., nornicotine, anatabine and anabasine) in the tobacco plant to be decreased or increased through genetic engineering and plant breeding. The Company’s technology also allows the levels of cannabinoids to be decreased or increased in the cannabis plant. 22nd Century owns or exclusively controls 128 issued patents plus an additional 52 pending patent applications; the patents owned by us or exclusively licensed to us include patents issued in 96 countries. Goodrich Tobacco is focused on commercial tobacco products and potentially less harmful cigarettes. Botanical Genetics is focused on novel cannabis plant varieties and on cannabis-based products. Hercules Pharmaceuticals is focused on X-22, a prescription smoking cessation aid in development.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 5, 2015, including the section entitled “Risk Factors,” and our other reports filed with the U.S Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Redington, Inc.

Tom Redington

203-222-7399

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